FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS

Q4 internal sales in local currencies up 6.5%, an eight-year high;
Q4 Adjusted EPS of $1.67;
Affirms 2016 guidance range

MELVILLE, N.Y., February 10, 2016 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record fourth quarter financial results.
Net sales for the quarter ended December 26, 2015 were $2.9 billion, an increase of 5.5% compared with the fourth quarter of 2014.  This consisted of 10.3% growth in local currencies and a 4.8% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 6.5% and acquisition growth was 3.8% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the fourth quarter of 2015 was $129.9 million, or $1.56 per diluted share.  Excluding restructuring costs of $12.4 million pretax or $0.11 per diluted share, adjusted net income attributable to Henry Schein, Inc. for the fourth quarter of 2015 was $139.3 million or $1.67 per diluted share.  This represents an increase of 4.7% and 7.1%, respectively, compared with the fourth quarter of 2014 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“We are delighted to report that sales growth during the fourth quarter was particularly strong, and we believe we gained market share on an overall basis during the quarter both in North America and internationally, as we successfully continued our long-standing strategy of organic growth complemented by strategic acquisitions.  We are especially pleased with our worldwide internal sales growth in local currencies for the quarter of 6.5%, which represents the highest quarterly growth rate in eight years,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “Adjusted diluted EPS for the fourth quarter was $1.67.  This caps off a successful 2015 performance with adjusted EPS growth for the year of nearly 10%, despite the continued negative impact from the strength of the U.S. dollar. We are pleased to affirm guidance for 2016 adjusted diluted EPS, which represents growth of 10% to 12% compared with 2015 adjusted diluted EPS.”

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Dental sales of $1.4 billion increased 1.5%, consisting of 7.3% growth in local currencies and a 5.8% decline related to foreign currency exchange.  In local currencies internally generated sales increased 6.6% and acquisition growth was 0.7%.  The 6.6% internal growth in local currencies included 7.6% growth in North America and 4.9% growth internationally.
“We achieved local internal sales growth at multiyear high levels across our dental business – in North America, internationally and for the group as a whole.  In North America, consumable merchandise internal sales growth in local currencies of 6.1% was particularly strong.  Equipment sales and service internal sales growth in local currencies of 11.5% also was excellent and reflected strength in sales of traditional equipment,” commented Mr. Bergman.  “International consumable merchandise internal sales growth in local currencies grew by 4.0%, led by the U.K. and France.  International equipment sales and service internal growth in local currencies was a solid 7.0%, led by Germany, Australia, Austria and the U.K.  During the fourth quarter, we acquired a 90% ownership in Dental Trey, which complements our existing business in Italy with a solid product offering and long-standing customer relationships.  We also recently signed an agreement to acquire a majority interest in Dental Cremer, a distributor of dental supplies and equipment in Brazil. This investment will build upon our existing business in Brazil, which we established in 2014.”
Animal Health sales of $756.2 million increased 3.4%, consisting of 9.5% growth in local currencies and a 6.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 2.3% and acquisition growth was 7.2%.  The 2.3% internal growth in local currencies included 1.2% growth in North America and 3.3% growth internationally.
“Normalizing Animal Health results to account for the impact of certain products switching between agency sales and direct sales, as well as changes to our veterinary diagnostics manufacturer relationships, internal sales growth in local currencies was 5.6% for the quarter, including 8.4% growth in North America,” commented Mr. Bergman.  “Growth in our Animal Health group in the fourth quarter continued to benefit from strategic acquisitions, primarily our recent scil and Jorgen Kruuse A/S acquisitions.”
Medical sales of $561.6 million increased 21.6%, consisting of 22.2% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 13.4% and acquisition growth was 8.8%.

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“North America Medical sales growth was a robust 23.2%, including internal sales growth of 14.0%.  When normalizing for the impact of agency sales under our strategic agreement with Cardinal Health, North America Medical internal sales growth was 10.2%, resulting in the fourth consecutive quarter of double-digit sales gains.  This reflects continued success with large group practices and integrated delivery networks.  We are delighted with the successful transition of the Cardinal Health customers to the Henry Schein platform, which is substantially complete, and provides a broad continuum of care solutions,” remarked Mr. Bergman.
Technology and Value-Added Services sales of $93.8 million increased 2.8%, including 4.5% growth in local currencies and a 1.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.0% and acquisition growth was 0.5%.
“Technology and Value-Added Services internal sales growth in North America was 4.2% in local currencies, with particular strength in electronic services and value-added services.  International internal growth in local currencies was 2.7%,” commented Mr. Bergman.  “Early in 2016 we completed the acquisition of a majority interest in Vetstreet, a leading domestic provider of marketing solutions and health information analytics.  We are particularly excited about the potential to pair our practice management software solutions with the data analytics capabilities from Vetstreet, which can offer valuable market insight to help manufacturers and veterinarians improve the success of treatments and business efficiency.  We also acquired RxWorks, a practice management software company serving veterinarians in Australia, New Zealand, the U.K. and the Netherlands.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 1 million shares of its common stock during the fourth quarter at an average price of $146.90 per share, or approximately $150 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was less than one cent.  At the close of the fourth quarter, Henry Schein had approximately $400 million authorized for future repurchases of its common stock.

Full Year Results
Henry Schein reports full year results including the following highlights:

•
Net sales for 2015 were $10.6 billion, an increase of 2.5% compared with 2014.  This consisted of 8.4% growth in local currencies and a 5.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 5.0% and acquisition growth was 3.4%.

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•
Net income attributable to Henry Schein, Inc. for 2015 was $479.1 million, or $5.69 per diluted share.  Excluding restructuring costs of $34.9 million pretax or $0.32 per diluted share, as well as an income tax benefit net of noncontrolling interest of $3.8 million or $0.05 per diluted share, adjusted net income attributable to Henry Schein, Inc. for 2015 was $501.5 million or $5.96 per diluted share, an increase of 7.6% and 9.6%, respectively, compared with 2014.

•	The Company achieved operating cash flow of $586.8 million and free cash flow of $515.2 million in 2015, both well in excess of net income attributable to Henry Schein, Inc.

2016 EPS Guidance
Henry Schein today affirms 2016 financial guidance, as follows:

•	For 2016 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $6.55 to $6.65, which represents growth of 10% to 12% compared with 2015 adjusted diluted EPS of $5.96.
•
Guidance for 2016 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, or restructuring costs, which are expected to be in the range of $0.05 to $0.10 per diluted share.

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs nearly 19,000 Team Schein Members and serves more than one million customers.

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The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 110,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $10.6 billion in 2015, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes.  The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity.  However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014
	(unaudited)	(unaudited)

Net sales	$2,850,918	$2,702,096	$10,629,719	$10,371,390
Cost of sales	2,051,640	1,937,632	7,617,460	7,460,075
Gross profit	799,278	764,464	3,012,259	2,911,315
Operating expenses:
Selling, general and administrative	586,176	561,522	2,243,356	2,196,173
Restructuring costs	12,409	-	34,931	-
Operating income	200,693	202,942	733,972	715,142
Other income (expense):
Interest income	3,094	3,332	12,935	13,655
Interest expense	(7,158)	(6,849)	(26,008)	(24,057)
Other, net	193	444	(141)	4,572
Income before taxes and equity in earnings
of affiliates	196,822	199,869	720,758	709,312
Income taxes	(59,248)	(59,363)	(211,391)	(215,610)
Equity in earnings of affiliates	3,269	3,449	14,060	11,734
Net income	140,843	143,955	523,427	505,436
Less: Net income attributable to noncontrolling interests	(10,895)	(10,989)	(44,369)	(39,359)
Net income attributable to Henry Schein, Inc.	$129,948	$132,966	$479,058	$466,077

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.58	$1.59	$5.78	$5.53
Diluted	$1.56	$1.56	$5.69	$5.44

Weighted-average common shares outstanding:
Basic	82,264	83,558	82,844	84,265
Diluted	83,567	85,027	84,125	85,740

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 26,	December 27,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$72,086	$89,474
Accounts receivable, net of reserves of $77,008 and $80,671	1,229,816	1,127,517
Inventories, net	1,509,957	1,327,796
Deferred income taxes	58,159	56,591
Prepaid expenses and other	361,082	311,788
Total current assets	3,231,100	2,913,166
Property and equipment, net	318,476	311,496
Goodwill	1,907,593	1,884,123
Other intangibles, net	592,971	643,736
Investments and other	454,600	386,286
Total assets	$6,504,740	$6,138,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,005,798	$860,996
Bank credit lines	328,631	182,899
Current maturities of long-term debt	17,331	5,815
Accrued expenses:
Payroll and related	258,416	237,511
Taxes	161,760	151,162
Other	375,061	341,728
Total current liabilities	2,146,997	1,780,111
Long-term debt	463,752	542,776
Deferred income taxes	252,862	253,118
Other liabilities	212,121	181,830
Total liabilities	3,075,732	2,757,835

Redeemable noncontrolling interests	542,194	564,527
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
82,415,320 outstanding on December 26, 2015 and
84,008,537 outstanding on December 27, 2014	824	840
Additional paid-in capital	207,374	265,363
Retained earnings	2,895,997	2,642,523
Accumulated other comprehensive loss	(219,939)	(95,132)
Total Henry Schein, Inc. stockholders' equity	2,884,256	2,813,594
Noncontrolling interests	2,558	2,851
Total stockholders' equity	2,886,814	2,816,445
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,504,740	$6,138,807

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$140,843	$143,955	$523,427	$505,436
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40,236	39,570	159,127	152,238
Stock-based compensation expense	9,534	12,624	44,614	45,876
Provision for losses on trade and other
accounts receivable	306	1,930	3,184	4,619
Provision for (benefit from) deferred income taxes	1,577	3,616	(6,241)	(1,092)
Equity in earnings of affiliates	(3,269)	(3,449)	(14,060)	(11,734)
Distributions from equity affiliates	6,713	5,423	18,029	15,727
Changes in unrecognized tax benefits	3,306	8,584	11,847	22,597
Other	418	(4,888)	7,549	3,303
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(8,111)	26,897	(120,001)	(81,441)
Inventories	(86,601)	(74,346)	(194,869)	(71,899)
Other current assets	5,109	1,521	(58,376)	(40,407)
Accounts payable and accrued expenses	188,250	112,582	212,611	49,281
Net cash provided by operating activities	298,311	274,019	586,841	592,504

Cash flows from investing activities:
Purchases of fixed assets	(19,520)	(21,334)	(71,684)	(82,116)
Payments related to equity investments and business
acquisitions, net of cash acquired	(29,783)	(60,173)	(171,861)	(424,283)
Proceeds from sales of available-for-sale securities	-	-	20	-
Proceeds from maturities of available-for-sale securities	-	1,250	-	3,250
Other	(7,259)	(2,822)	(16,506)	(13,490)
Net cash used in investing activities	(56,562)	(83,079)	(260,031)	(516,639)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	140,253	(5,643)	145,173	152,641
Proceeds from issuance of long-term debt	-	-	135,000	314,787
Debt issuance costs	-	(125)	(150)	(687)
Principal payments for long-term debt	(130,618)	(92,363)	(201,203)	(228,407)
Proceeds from issuance of stock upon exercise
of stock options	3,245	7,376	14,870	31,491
Payments for repurchases of common stock	(148,989)	(73,707)	(299,852)	(299,989)
Excess tax benefits related to stock-based
compensation	(733)	511	2,199	5,886
Distributions to noncontrolling shareholders	(10,985)	(2,186)	(33,301)	(24,986)
Acquisitions of noncontrolling interests in
subsidiaries	(73,537)	-	(82,107)	(105,383)
Net cash used in financing activities	(221,364)	(166,137)	(319,371)	(154,647)

Effect of exchange rate changes on cash and
cash equivalents	(8,780)	(11,871)	(24,827)	(20,360)
Net change in cash and cash equivalents	11,605	12,932	(17,388)	(99,142)
Cash and cash equivalents, beginning of period	60,481	76,542	89,474	188,616
Cash and cash equivalents, end of period	$72,086	$89,474	$72,086	$89,474

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2015 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2015 over Q4 2014

Global	Q4 2015	Q4 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,439,270	$1,417,454	1.5%	-5.8%	7.3%	0.7%	6.6%

Animal Health	756,209	731,623	3.4%	-6.1%	9.5%	7.2%	2.3%

Medical	561,620	461,712	21.6%	-0.6%	22.2%	8.8%	13.4%

Total Health Care Distribution	2,757,099	2,610,789	5.6%	-4.9%	10.5%	3.9%	6.6%

Technology and value-added services	93,819	91,307	2.8%	-1.7%	4.5%	0.5%	4.0%

Total Global	$2,850,918	$2,702,096	5.5%	-4.8%	10.3%	3.8%	6.5%

North America	Q4 2015	Q4 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$916,169	$861,318	6.4%	-1.5%	7.9%	0.3%	7.6%

Animal Health	363,973	355,641	2.3%	-0.2%	2.5%	1.3%	1.2%

Medical	542,949	440,579	23.2%	0.0%	23.2%	9.2%	14.0%

Total Health Care Distribution	1,823,091	1,657,538	10.0%	-0.8%	10.8%	2.8%	8.0%

Technology and value-added services	78,921	75,529	4.5%	-0.4%	4.9%	0.7%	4.2%

Total North America	$1,902,012	$1,733,067	9.7%	-0.9%	10.6%	2.8%	7.8%

International	Q4 2015	Q4 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$523,101	$556,136	-5.9%	-12.3%	6.4%	1.5%	4.9%

Animal Health	392,236	375,982	4.3%	-11.8%	16.1%	12.8%	3.3%

Medical	18,671	21,133	-11.7%	-11.4%	-0.3%	0.0%	-0.3%

Total Health Care Distribution	934,008	953,251	-2.0%	-12.1%	10.1%	5.9%	4.2%

Technology and value-added services	14,898	15,778	-5.6%	-8.3%	2.7%	0.0%	2.7%

Total International	$948,906	$969,029	-2.1%	-12.0%	9.9%	5.8%	4.1%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2015
Sales Summary
(in thousands)
(unaudited)

Full Year 2015 over Full Year 2014

Global	Full Year 2015	Full Year 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$5,276,407	$5,381,215	-1.9%	-6.9%	5.0%	0.6%	4.4%

Animal Health	2,921,624	2,898,612	0.8%	-7.6%	8.4%	6.5%	1.9%

Medical	2,072,915	1,742,685	18.9%	-0.8%	19.7%	7.5%	12.2%

Total Health Care Distribution	10,270,946	10,022,512	2.5%	-6.1%	8.6%	3.5%	5.1%

Technology and value-added services	358,773	348,878	2.8%	-2.5%	5.3%	0.4%	4.9%

Total Global	$10,629,719	$10,371,390	2.5%	-5.9%	8.4%	3.4%	5.0%

North America	Full Year 2015	Full Year 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,389,734	$3,262,160	3.9%	-1.4%	5.3%	0.2%	5.1%

Animal Health	1,444,633	1,381,291	4.6%	-0.1%	4.7%	5.7%	-1.0%

Medical	2,000,423	1,657,821	20.7%	0.0%	20.7%	7.9%	12.8%

Total Health Care Distribution	6,834,790	6,301,272	8.5%	-0.7%	9.2%	3.4%	5.8%

Technology and value-added services	298,510	286,022	4.4%	-0.4%	4.8%	0.5%	4.3%

Total North America	$7,133,300	$6,587,294	8.3%	-0.7%	9.0%	3.3%	5.7%

International	Full Year 2015	Full Year 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,886,673	$2,119,055	-11.0%	-15.6%	4.6%	1.2%	3.4%

Animal Health	1,476,991	1,517,321	-2.7%	-14.5%	11.8%	7.4%	4.4%

Medical	72,492	84,864	-14.6%	-15.4%	0.8%	0.0%	0.8%

Total Health Care Distribution	3,436,156	3,721,240	-7.7%	-15.1%	7.4%	3.6%	3.8%

Technology and value-added services	60,263	62,856	-4.1%	-11.9%	7.8%	0.0%	7.8%

Total International	$3,496,419	$3,784,096	-7.6%	-15.1%	7.5%	3.7%	3.8%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2015 Fourth Quarter and Full Year
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2015	2014	Growth	2015	2014	Growth
Net Income attributable to Henry Schein, Inc.	$129,948	$132,966	(2.3)%	$479,058	$466,077	2.8%
Diluted EPS attributable to Henry Schein, Inc.	$1.56	$1.56	-%	$5.69	$5.44	4.6%

Non-GAAP adjustments (after-tax)
Restructuring costs (1)	$9,307	$-		$26,198	$-
Tax benefit (2)	-	-		(3,802)	-
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$9,307	$-		$22,396	$-

Non-GAAP adjustments to diluted EPS
Restructuring costs (1)	$0.11	$-		$0.32	$-
Tax benefit (2)	-	-		(0.05)	-
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.11	$-		$0.27	$-

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$139,255	$132,966	4.7%	$501,454	$466,077	7.6%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.67	$1.56	7.1%	$5.96	$5.44	9.6%

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity and are presented solely for informational and comparative purposes.  However, non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)
Represents quarter-to-date restructuring costs of $12,409, net of $3,102 tax benefit, resulting in an after-tax effect of $9,307 and year-to-date restructuring costs of $34,931, net of $8,733 tax benefit, resulting in an after-tax effect of $26,198.

(2)	Represents an income tax benefit of $6,337 from a favorable tax ruling received during Q3 2015 by a subsidiary, net of noncontrolling interest of $2,535, resulting in a net income effect of $3,802.

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